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                                                                   EXHIBIT 99.1

         Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.


                                       VALARIAN ASSOCIATES



                                       By: /s/ Arthur E. Hall
                                          ------------------------------------
                                           Arthur E. Hall, General Partner



                                       /s/ Arthur E. Hall
                                       ---------------------------------------
                                       Arthur E. Hall, Trustee of the A. E.
                                       HALL & CO. MONEY PURCHASE
                                       PLAN



                                       /s/ Arthur E. Hall
                                       ---------------------------------------
                                       ARTHUR E. HALL




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